UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2026

GOLUB CAPITAL PRIVATE INCOME FUND S
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01945	39-3613464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.
As of April 1, 2026, Golub Capital Private Income Fund S (the “Fund”) sold unregistered common shares of beneficial interest, par value $0.01 (the “Common Shares”), based on the Fund’s net asset value (“NAV”) per Common Share as of March 31, 2026, pursuant to subscription agreements entered into by the Fund and its investors. The offer and sale of the Common Shares were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D, and/or Regulation S thereunder. The following table details the amount of Common Shares sold and consideration therefore:

Date of Unregistered Sale	Amount of Common Shares	NAV per Common Share	Consideration(1)
As of April 1, 2026	65,768	$24.10	$1,585,000

(1) No underwriting discounts or commissions have been or will be paid in connection with the sale of such Common Shares. Although the Fund does not charge investors any upfront placement or other fees with respect to the Common Shares, investors who purchase Common Shares through certain financial intermediaries may be directly charged transaction or other fees by such intermediaries, including upfront placement fees or brokerage commissions, in such amounts as the financial intermediaries may determine, provided that selling agents limit such charges to 3.5% of NAV for Common Shares.

Item 7.01.	Regulation FD Disclosures.

April 2026 Distribution

As previously disclosed, on February 2, 2026, the Fund declared a regular distribution for its common shares of beneficial interest (the “Common Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee(1)	Net Distribution
April 2026 Common Shares Distribution	$0.1667	$0.0168	$0.1499

(1) Amount is estimated utilizing the March 31, 2026 net asset value per share.

The April net distribution for Common Shares is payable to shareholders of record as of the open of business on April 30, 2026 and will be paid on or around May 28, 2026.

This distribution will be paid in cash or reinvested in Common Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of March 31, 2026, the Fund had investments in 135 portfolio companies with total fair value of approximately $243 million. As of March 31, 2026, the Fund’s investments as a percentage of the portfolio at fair value were comprised of the following:

Investment Type	As of March 31, 2026
First Lien Senior Secured	98%
Junior Debt	0%*
Equity	2%
* Represents an amount less than 1%.

As of March 31, 2026, approximately 100% of the debt investments in the Fund’s portfolio, based on fair value, were floating rates and three debt investments representing less than 1% had a fixed interest rate. As of March 31, 2026, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of March 31, 2026
Software	24%
Insurance	10%
Hotels, Restaurants & Leisure	6%
Healthcare Providers & Services	6%
Healthcare Equipment & Supplies	5%
Automobiles	5%
Commercial Services & Supplies	4%
Containers & Packaging	4%
Healthcare Technology	4%
Professional Services	4%

As of March 31, 2026, the Fund’s aggregate net asset value ("NAV") was approximately $113 million, the fair value of its portfolio investments was approximately $243 million, and it had approximately $144 million of debt outstanding. As of March 31, 2026, the Fund’s debt-to-equity leverage ratio was 1.29x and GAAP debt-to-equity ratio, net, which reduces total debt by cash and cash equivalents and foreign currencies was 1.22x.

Net Asset Value

The NAV per share of the Fund as of March 31, 2026, as determined in accordance with the Fund’s valuation policy and procedures, is set forth below:

NAV Per Share as of March 31, 2026
Common Shares	$24.10

Additional Portfolio and Business Commentary
Credit spreads widened meaningfully in the quarter ending March 31, 2026 across a wide variety of credit asset classes, including loans to sponsor-backed companies. For the Fund, this spread widening led to unrealized losses from fair value adjustments (not permanent impairment of capital), even though overall credit performance of the portfolio remained solid. Approximately 100% of the Fund’s investment portfolio at fair value, or $243 million, was rated in the Fund’s highest Internal Performance Rating1 (“IPR”) categories, IPR 4 and IPR 5. As of March 31, 2026, the fair value of the Fund’s IPR 4 and IPR 5 debt investments as a percentage of outstanding principal (“Average Price”) declined to 98.2%, compared to 99.9% as of December 31, 2025. Net unrealized losses resulting from this decline in Average Price of the Fund’s IPR 4 and IPR 5 debt investments are estimated to have contributed approximately 100% of the decrease in the Fund’s NAV per share from $25.00 as of December 31, 2025 to $24.10 as of March 31, 2026.

As of March 31, 2026, IPR 3 investments represented less than 0.01% of the Fund’s investment portfolio at fair value, with no investments rated in the IPR 1 or IPR 2 categories.

End Notes
1 As part of our monitoring process, GC Advisors regularly assesses the risk profile of each of the Fund’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3	Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower could be out of compliance with debt covenants; however, loan payments are generally not past due.
2	Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments could be past due (but generally not more than 180 days past due).
1	Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

For any investment rated 1, 2 or 3, GC Advisors will increase its monitoring intensity and prepare regular updates for the investment committee, summarizing current operating results and material impending events and suggesting recommended actions.

GC Advisors monitors and, when appropriate, changes the internal performance ratings assigned to each investment in the Fund’s portfolio. In connection with the Fund’s valuation process, GC Advisors and the Fund’s board of trustees review these internal performance ratings on a quarterly basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Income Fund S has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE INCOME FUND S

Date: April 28, 2026	By: /s/ Paul Solini
Name: Paul Solini
Title: Chief Accounting Officer